UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 12, 2012, Robert S. Farrell notified the Boards of Directors (the “Boards”) of New York Community Bancorp, Inc. (the “Company”) and its principal subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (together, the “Banks”), that he was retiring as a member of the respective Boards, effective immediately.

Mr. Farrell joined the Boards of the Company and the Community Bank on July 31, 2001, in connection with the merger of Richmond County Financial Corp. (“Richmond County”) with and into the Company, and the merger of Richmond County Savings Bank with and into the Community Bank. He served as a valued member of the Audit Committee, Investment Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Boards from that date forward.

His more than ten years of dedicated service to the Company and the Banks was preceded by 28 years of service as a director of Richmond County Savings Bank and three years as a director of Richmond County. Reflecting his lifelong involvement in, and commitment to, Staten Island, Mr. Farrell will continue to serve on the Boards of the Richmond County Savings Foundation and the Richmond County Savings Bank division of New York Community Bank.

Mr. Farrell’s retirement is not due to any disagreement with the Company or the Banks or concerns relating to their operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date: January 13, 2012	By:	/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications